                                                                  Exhibit (h)4.2

                      FIRST AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------

   THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 28, 2000 (this "Amendment"), amends the Credit Agreement, dated as of December 30, 1999 (the
 ---------
"Credit Agreement"), among Frank Russell Investment Company, as agent for
-----------------
certain funds, the various financial institutions parties thereto (collectively, the "Banks"), Bank of America, National Association, as administrative agent and
     -----
State Street Bank and Trust Company, as operations agent. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

   WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Banks to extend certain credit facilities to the Funds from time to time; and

   WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

   SECTION 1 AMENDMENTS. Effective as of the date hereof, the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.9 below.
                                    ------------         ---

     1.1 Reduction of Commitment. Section 2.4 of the Credit Agreement is hereby amended to state in its entirety as follows:

          "2.4  Voluntary Termination or Reduction of Commitments.  The Funds
                --------------------------------------------------
     may, upon not less than five Business Days' prior notice to the Operations Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; unless after giving effect thereto and to any prepayments
                     ------
     of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the Commitment Amount then in effect. Once reduced in accordance with this Section, the Commitment Amount may not be increased. Any reduction or termination of the Commitment Amount shall be applied to Each Bank according to its Pro Rata Share. Any reduction of the Commitment Amount shall be subject to the payment on the effective date of such reduction or termination of an amount equal to the commitment fee on the amount of such reduction or termination accrued to the date of such termination or reduction."

   1.2  Commitment Fee.  Section 2.8(b) of the Credit Agreement is hereby
        --------------
amended by the deletion of the number "0.10%" and the substitution therefor of the number "0.125%".

   1.3  All Borrowings.  Section 4.2(f) of the Credit Agreement is hereby
        --------------
amended to state in its entirety as follows:

        "(f) Both before and after the Loan in question, the borrowing Fund's Asset Coverage Ratio shall be at least the Applicable Factor to 1."

   1.4  Asset Coverage Rates.  Section 6.12 of the Credit Agreement is hereby
        --------------------
amended to state in its entirety as follows:

        "6.12 Asset Coverage Ratio.  Each Fund shall not any time permit its
              --------------------
     Asset Coverage Ratio to be less than Applicable Factor to 1 or such other more restrictive ratio as may be set forth in any prospectus with respect to such Fund. In calculating the ratio set forth in this Section 6.12, a
                                                               ------------
     Fund may not treat as an asset Indebtedness owing to such Fund by any investment company advised by the Adviser unless the Asset Coverage Ratio of such investment company is at least the Applicable Factor (applicable to such investment company) to 1."

   1.5  Schedule I.  Schedule I of the Credit Agreement is hereby amended by the
        ----------
addition of the following definition in proper alphabetical order:

        "Applicable Factor" means 3 except that, for the following Funds, it
        -------------------
        means 5:

        International Fund
        Emerging Markets Fund
        Fixed Income I Fund
        Fixed Income III Fund
        Multistrategy Bond Fund
        International Securities Fund
        Short Term Bond Fund

   1.6  Scheduled Commitment Termination Date.  The definition of "Scheduled
        -------------------------------------
Commitment Termination Date" in Schedule I of the Credit Agreement is hereby amended by the deletion of the date "December 28, 2000" in the institution therefore of the date "December 27, 2001".

   1.7  Exhibit 2.3.  Exhibit 2.3 of the Credit Agreement is hereby amended to
        -----------
state as set forth in Exhibit 2.3 hereto.

   1.8  Exhibit 6.1.  Exhibit 6.1 of the Credit Agreement is being amended to
        -----------
state as set forth in Exhibit 6.1 hereto.

   1.9  Schedule IV.  Schedule IV of the Credit Agreement is hereby amended to
        -----------
state as set forth in Schedule IV hereto.

   SECTION 2 CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been
                                                   ---------
satisfied, and notice thereof shall have been given by the Administrative Agent to the Company and the Banks.

   2.1  Receipt of Documents.  The Administrative Agent shall have received all
        --------------------
of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Administrative Agent, and in form and substance satisfactory to the Administrative Agent:

        (a)  Amendment.  This Amendment, duly executed by the Funds, the
             ---------
        Agents, and the Banks.

        (b)  Certificate.  A Certificate, dated the date hereof, of the
             -----------
        Secretary or the Assistant Secretary of the Company as to

             (i) resolutions of the its board of trustees then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other Credit Document to be executed by it;

             (ii) the incumbency and signatures of those of its officers or agents authorized to act with respect to this Amendment and each other Credit Document executed by it; and

             (iii) the fact that the agreements delivered by the Funds pursuant to Section 4.1(d) constitute all such agreements between the Funds
                --------------
             and the Advisor;

upon which certificates each Agent and each Bank may conclusively rely until they shall have received a further certificate from the Company canceling or amending such prior certificate.

        (c)  Opinion.  An opinion, dated the date hereof and addressed to the
             -------
        Agents and all Banks, from Stradley Ronon Stevens & Young, L.L.P., counsel to the Funds, in form satisfactory to the Agents, which the Company hereby expressly authorizes and instructs such counsel to prepare and deliver.

        (d)  Allocation Notice.  A revised Allocation Notice.
             -----------------

        (e)  Prospectus.  Copies of the most recent prospectus and statement of
             ----------
        additional information for each Fund becoming a party to the Agreement pursuant to this Amendment.

     2.2  Payment of Fees.  The Company shall have paid all accrued and unpaid
          ---------------
fees, costs and expenses to the extent then due and payable, together with Attorney Costs of the Agent to the extent invoiced.

     2.3  Compliance with Warranties, No Default, etc.  Both before and after
          -------------------------------------------
giving effect to the effectiveness of this Amendment, the following statements by the Company shall be true and correct (and the Company, by its execution of this Amendment, hereby represents and warrants to each Agent and each Bank that such statements are true and correct as at such times):

     (a) the representations and warranties set forth in Article V of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to the relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

     (b)  no Default shall have then occurred and be continuing.

     SECTION 3 REPRESENTATIONS AND WARRANTIES. To induce the Banks and the Agents to enter into this Amendment, the Company represents and warrants to each Agent and each Bank as follows:

3.1  Due Authorization, Non-Contravention, etc.  The execution, delivery and
     ------------------------------------------
performance by the Company of this Amendment and each other Credit Document executed or to be executed by it in connection with this Amendment are within the Company's powers, have been duly authorized by all necessary action, and do not

     (a)  contravene the Company's Organization Documents;

     (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Company or any Fund; or

     (c) result in, or require the creation or imposition of, any Lien on any of the Company's or any Fund's properties.

          3.2  Government Approval, Regulation, etc.  No Authorization or
               ------------------------------------
approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company of this Amendment or any other Credit Document to be executed by it in connection with this Amendment.

          3.3  Validity, etc.  This Amendment constitutes the legal, valid and
               -------------
binding obligation of the Company enforceable in accordance with its terms.

          SECTION 4 MISCELLANEOUS

          4.1  Continuing Effectiveness, etc.  This Amendment shall be deemed to
               -----------------------------
be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Credit Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

          4.2  Payment of Costs and Expenses.  The Company agrees to pay on
               -----------------------------
demand all expenses of the Agents (including the fees and out-of-pocket expenses of counsel to the Agents) in connection with the negotiation, preparation, execution and delivery of this Amendment.

          4.3  Severability.  Any provision of this Amendment which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

          4.4  Headings.  The various headings of this Amendment are inserted
               --------
for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

          4.5  Execution in Counterparts.  This Amendment may be executed by the
               -------------------------
parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

          4.6  Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT
               -------------
MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

          4.7  Successors and Assigns.  This Amendment shall be binding upon and
               ----------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              FRANK RUSSELL INVESTMENT
                              COMPANY, as agent for the Funds listed in
                              Schedule IV

                              By: /s/ Mark Swanson
                                 ---------------------------------
                                 Title:  Treasurer and Chief
                                        --------------------------
                                         Accounting Officer
                                        --------------------------


                              BANK OF AMERICA, NATIONAL
                              ASSOCIATION, as Administrative Agent
                              and as a Bank


                              By: /s/ John G. Hayes
                                 ---------------------------------
                                 Title:  Principal
                                        --------------------------


                              STATE STREET BANK AND TRUST
                              COMPANY, as Operations Agent and as a
                              Bank

                              By:  /s/ John E. Daley
                                 ---------------------------------
                                 Title:   Vice President
                                         -------------------------

                                  EXHIBIT 2.3
                                  -----------

                         FORM OF LOAN REQUEST/REPAYMENT

     Reference is made to that certain Credit Agreement, dated as of December 30,1999, as amended (as to amended, the "Credit Agreement"), among the borrows party thereto, various banks party thereto, Bank of America, National Association as Administrative Agent and State Street Bank and Trust Company, as Operations Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement. Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of and with respect to the [Name of Fund], hereby requests:

     (1)  Committed Loans/Swing Loan [CIRCLE ONE]

     (2)  Borrowing /Repayment [CIRCLE ONE]
          under the Credit Agreement as follows:

     (3) The Business Day of the Proposed borrowing/repayment [CIRCLE ONE] is_______________________.

     (4)  This Fund's outstanding principal as of the preceding Business Day is:
          $___________________________.

     (5)  The amount of borrowing/repayment being requested by this notice is:
          $_____________________.
          (increments of $1,000,000.00 above the minimum of $1,000,000.00)

     (6) The new amount of principal outstanding subsequent to this request will be: $_________________________.

          The undersigned, on behalf of and with respect to [Name of Fund], represents and warrants as follows:

     1.  The purpose for which such Loans will be used is
_____________________________________________________________.

     2.  As of ________________ 1/ , (i) the Asset Coverage Ratio of such Fund
                                ---
was as set forth in subparagraph (e) below and (ii) the Borrowing Base of such
                    ----------------
Fund was as set forth in subparagraph (f) below, calculated as follows:
                         ----------------
--------------------------------------------------------------------------------

1/  Use immediately preceding Business Day.
--

                                 Exhibit 2.3-1

     (a)  Net Asset Value plus proposed
          Loan                                     _______________

     (b)  minus (without duplication)
          -----
          value of Assets subject
          to Liens (including, without
          limitation, margin and asset
          allocation arrangements)                 _______________

     (c)  Indebtedness not represented
          by Senior Securities                     _______________

     (d)  Adjusted Net Asset Value
          ((a) minus (b) minus (c))                _______________

     (e)  Senior Securities Representing
          Indebtedness                             _______________

     (f)  Asset Coverage Ratio ((d) divided
          by (e))                                  _______________

     (g)  Borrowing Base ((d) divided by
          the Applicable Factor)                   _______________


     3. The undersigned further certifies, on behalf of the Fund, that (a) the proceeds of such Loan will be utilized solely by the Fund designated above, (b) to the best of its knowledge, no Default has occurred and is continuing as of the date of this Borrowing Certificate and (c) the Asset Coverage Ratio of the Fund as set forth in its prospectus is not more restrictive than the Applicable Factor to 1.

     4. The undersigned further certifies, on behalf of the Fund, that with respect to the Fund, there has not been outstanding as of the close of business (Pacific time) on the day preceding the proposed Borrowing Date for the requested Loan any Loan that had been outstanding for at least thirty days.



     Date:  ____________________           Frank Russell Investment
                                           Company, on Behalf of [Name of
                                           Fund]

                                           By:______________________
                                           Title:___________________


                                 Exhibit 2.3-2

                                  EXHIBIT 6.1
                                  -----------

                      FORM OF BORROWING BASE CERTIFICATE

     Reference is made to that certain Credit Agreement, dated as of December 30, 1999, as amended (as so amended, the "Credit Agreement"), among certain investment companies party thereto, various banks party thereto, Bank of America, National Association, as Administrative Agent and State Street Bank and Trust Company, as Operations Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

     Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of and with respect to the [Name of Fund] (the "Fund"), hereby represents and certifies to the Agent and the Banks that as of _______________, _____, (i) the Borrowing Base of the Fund was the amount shown in subparagraph (e) below and
                                                   ----------------
(ii) the Asset Coverage Ratio was the ratio set forth in subparagraph (f)
                                                         ----------------
below, each calculated as follows:


     (a)  Net Asset Value                          _______________

     (b)  minus (without duplication)
          -----
          value of Assets subject
          to Liens (including, without
          limitation, margin and asset
          allocation arrangements)                 _______________

     (c)  Indebtedness Not Represented
          by Senior Securities                     ______________

     (d)  Adjusted Net Asset Value
          ((a) minus (b) minus (c))                _______________

     (e)  Borrowing Base ((d) divide by
          the Applicable Factor)                   ______________

     (f)  Senior Securities Representing
          Indebtedness                             ______________

     (g)  Asset Coverage Ratio ((d) divided by
          (f))                                     _______________

     The Asset Coverage Ratio of the Fund as set forth in its prospectus is not more restrictive than the Applicable Factor to 1.



     Date:  _______________    _______, on behalf of
                                        [Name of Fund]



                               By:  _____________________

                               Title:[Must be an Authorized Officer]

                                  Schedule IV

                       FRANK RUSSELL INVESTMENT COMPANY
                       --------------------------------


     FUND
     ----

     Equity I Fund
     Equity II Fund
     Equity III Fund
     Equity Q Fund
     Fixed Income I Fund
     Short Term Bond Fund
     Fixed Income III Fund
     International Fund
     Emerging Markets Fund
     Diversified Equity Fund
     Special Growth Fund
     Equity Income Fund
     Quantitative Equity Fund
     International Securities Fund
     Real Estate Securities Fund
     Diversified Bond Fund
     Multistrategy Bond Fund
     Money Market Fund
     Tax Exempt Bond Fund
     U.S. Government Money Market Fund
     Tax Free Money Market Fund
     Aggressive Strategy Fund
     Balanced Strategy Fund
     Moderate Strategy Fund
     Conservative Strategy Fund
     Equity Aggressive Strategy Fund
     Tax-Managed Global Equity Fund
     Tax-Managed Large Cap Fund
     Tax-Managed Small Cap Fund